                                                                       EXHIBIT-1



                                2,875,000 Shares

                               of Common Stock of

                             CAL-MAINE FOODS, INC.

                             UNDERWRITING AGREEMENT

                                                                        , 1996
                                                      ------------ ----



Paulson Investment Company, Inc.
As Representative of the
  Several Underwriters
c/o Paulson Investment Company, Inc.
811 SW Front Avenue
Portland, Oregon  97204

Gentlemen:

                 Cal-Maine Foods, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as the Representative (the "Representative") an aggregate of 1,700,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and Fred R. Adams, Jr. (the "Selling Stockholder") proposes to sell to the Underwriter an aggregate of 800,000 shares of Common Stock . The respective amounts of shares to be so purchased from the Company by the several Underwriters (the "Firm Shares") are set forth opposite their names in Schedule I hereto. The Company also proposes to grant to the Representative an option to purchase up to 375,000 additional shares of its Common Stock (the "Option Shares") as set forth below.

                 As the Representative, you have advised the Company that (a) you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters, (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I.
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The Firm Shares and the Option Shares (to the extent that the aforementioned option is exercised) are herein collectively called the "Shares"

                 In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
         STOCKHOLDER.

                 (a) The Company represents and warrants to each of the Underwriters as follows:

                 (i) A registration statement on Form S-1 (File No. 333-________) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b), or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

                 (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Except as described in the Prospectus, the Company does not own any interest in any corporation or other business entity that has any material assets, liabilities or operations. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification.



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                 (iii)    The outstanding shares of Common Stock of the
Company, including all Firm Shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable and have been issued and sold by the Company in compliance in all material respects with applicable Federal and state securities laws; the Firm Shares to be sold by the Company, the shares issuable upon exercise of the Representative's Warrants (as defined in Paragraph (f) of Section 2 hereof) and the Option Shares that may be sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement, nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any other shares of Common Stock under the Act.

                 (iv) The information set forth under the caption "Capitalization" in the Prospectus is true, correct and complete as to the matters customarily covered under such a caption. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the State of Delaware. Except as disclosed in the Prospectus, there are no outstanding rights, options or warrants for the purchase of any securities of the Company, and the Company is not a party to any agreement pursuant to which any person has the right to purchase any securities of the Company. Effectively immediately following the Closing Date (hereinafter defined) there will be no person holding any anti-dilution rights with respect to the securities of the Company other than the holders of stock options under the Company's 1993 Stock Option Plan and the holder(s) of the Representative's Warrants.

                 (v) Except as disclosed in the Registration Statement, the Company has not (i) issued any capital stock or any options, warrants, convertible securities or other rights to purchase its capital stock, (ii) increased its long-term or short-term debt, or (iii) declared or paid any dividends on its capital stock.

                 (vi) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information





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furnished to the Company by or on behalf of any Underwriter through the
Representative, specifically for use in the preparation thereof.

                 (vii) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied through the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

                 (viii) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                 (ix) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties assets, rights, operations, condition (financial or otherwise) or prospects of the Company or to prevent the consummation of the transactions contemplated hereby.

                 (x) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                 (xi) The Company has filed all Federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

                 (xii) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change





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or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements included in the Registration Statement or elsewhere in the Prospectus which are included in the Registration Statement.

                 (xiii) The Company is not, nor, with the giving of notice or lapse of time or both, will not be, in violation of or in default under its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or by-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is material in respect of the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Certificate of Incorporation or by-laws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                 (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                 (xv) The Company holds or has licensed all material patents, patent rights, trademarks, trade names, copyrights, trade secrets and licenses of any of the foregoing (collectively, the "Intellectual Property Rights"), that are necessary for the conduct of its business as conducted and as proposed to be conducted in accordance with the description contained in the Prospectus; there is no claim pending or, to the knowledge of the Company, threatened against it alleging any infringement of Intellectual Property Rights, nor does the Company know of any basis for any such claim. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company.





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                 (xvi)    The Company holds all material licenses,
certificates, permits, orders or other similar authorizations granted or issued by any governmental agency (collectively the "Government Permits") required to conduct its business. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company's knowledge, is threatened against the Company

                 (xvii) The Company, to its knowledge, is in compliance with all laws, rules, regulations, orders of any court or administrative agency, operating licenses or other requirements imposed by any governmental body applicable to it, except as in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company, including, to its knowledge and without limitation, all applicable laws, rules, regulations, licenses or other governmental standards relating to the production and sales of fresh shell eggs and dairy products, the manufacture and sale of egg products, the breeding, keeping, housing and disposal of chickens and cattle and any other business conducted or proposed to be conducted by the Company; and the conduct of the business of the Company, as described in the Prospectus, will not cause the Company to be in violation of any such requirements.

                 (xviii) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                 (xix) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                 (xx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxi) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.





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                 (xxii)   The Company is in compliance in all material respects
with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                 (xxiii) The Representative's Warrants have been duly authorized for issuance to the Representative and will, when issued, possess rights, privileges and characteristics as represented in the most recent form of Representative's Warrants filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representative's Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representative's Warrants, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representative's Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken.

                 (xxiv) The Company has caused each officer and director and each person who owns, beneficially or of record, 5% or more of the Common Stock outstanding immediately prior to this offering to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters ("Lockup Agreements"), pursuant to which each such person shall agree: (A) not to offer to sell, sell, contract to sell, sell short or otherwise dispose of, any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares or derivatives of Common Stock owned by such person, or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of ninety (90) days after the effective date of the Registration Statement, directly or indirectly, except with the prior written consent of the Representative; and (B) if such consent is provided, to give prior written notice to the Representative of any offers to sell, sales, contracts to sell, short sales or other dispositions by any such person of Common Stock pursuant to Rule 144 under the Act or any similar provisions enacted subsequent to the date of this Agreement, for a period of ninety (90) days after the effective date of the Registration Statement.





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                 (xxv)    The Company has not at any time during the last five
years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                 (xxvi) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement or compensation of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Shares, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

                 (xxvii) The Common Stock has been approved for inclusion, subject to official notice of issuance in the NASDAQ National Market

                 (b) The Selling Stockholder represents and warrants to each of the Underwriters as follows:

                 (i) The Selling Stockholder now has and at the Closing Date will have good and marketable title to the Firm Shares to be sold by the Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                 (ii) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement (as defined in Section 1(b)(v)) and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.





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                 (iii)    The Selling Stockholder has not taken, directly or
indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                 (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true, correct and complete, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected, or may adversely affect, the business of the Company and the sale of the Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement. The information pertaining to the Selling Stockholder in the Prospectus is true, correct and complete.

                 (v) Certificates in negotiable form for the Shares to be sold hereunder by the Selling Stockholder have been placed in custody with the ____________ as custodian (the "Custodian") pursuant to a custody agreement executed by the Selling Stockholder for delivery of all Shares to be sold hereunder by the Selling Stockholder (the "Custody Agreement"). The Selling Stockholder specifically agrees that the Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Representative, that the arrangements made by the Selling Stockholder for such custody are irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company, the Custodian or the Representative) or by operation of law (including the death of the Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Representative of the Shares to be sold by the Selling Stockholder hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of such Shares held by it against delivery of such Shares.

                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Blue Sky Laws of any jurisdiction in connection with





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the purchase and distribution of the Firm Shares by the Underwriters and such other approvals as have been obtained.

                 (vii) Neither the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions contemplated herein by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any order or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

                 (viii) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(vi) of this Section.

2.       PURCHASE, SALE AND DELIVERY OF THE SHARES.

                 (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell 1,700,000 Firm Shares and the Selling Stockholder agrees to sell 800,000 Firm Shares to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_________ per share, the number of Firm Shares set forth opposite the name of each underwriter in
Schedule I hereof, subject to adjustment in accordance with Section 9 hereof.

                 (b) The Company and the Selling Stockholder agree to have the Firm Shares available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                 (c) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds and, at the option of the Representative by certified or bank cashier's checks drawn to the order of the Company and the Selling Stockholder in accordance with their respective interests or bank wire to an account specified by the Company and/or the Selling Stockholder against either uncertificated or certificated delivery of the Firm Shares (which delivery, if certificated, shall take place in such
location in                    as may be specified by the Representative) to
the Representative for the several accounts of the Underwriters.  Such payment
is to be made at the offices of                             ,
          , at 7:00 a.m., Portland, Oregon time, time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative, the Company and the Selling Stockholder shall agree, such time and date being





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herein referred to as the "Closing Date."  (As used herein, "business day"
means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Firm Shares are delivered at closing, the certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representative shall request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

                 (d) If on the Closing Date the Selling Stockholder fails to sell the Firm Shares which the Selling Stockholder has agreed to sell on such date, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Representative which represents the Firm Shares which the Selling Stockholder has failed to so sell.

                 (e) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Representative to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice: (i) at any time before the Closing Date and (ii) only once thereafter within thirty (30) days after the date of this Agreement, by the Representative to the Company setting forth the number of Option Shares as to which the Representative is exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which certificates representing the Option Shares are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten business days after the exercise of such option nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds and, at the option of the Representative, by certified or bank cashier's check drawn to the order of the Company or by bank wire to an account specified by the Company against delivery of certificates therefor at such location in New York, New York as may be specified by the Representative.

                 (f) In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the closing, for itself alone and not as representative of the Underwriters, as additional compensation for its services,





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
purchase warrants (the "Representative's Warrants") for the purchase of up to 250,000 shares of Common Stock of the Company at a price of $______ per share, upon the terms and subject to adjustment as described in the form of Representative's Warrant filed as an exhibit to the Registration Statement.

                 (g) The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Firm Shares to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

3.       OFFERING BY THE UNDERWRITERS.

                 It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Representative will offer them to the public on the foregoing terms.

                 It is further understood that the Representative will act as representative of the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into by the Representative and the several other Underwriters.

4.       COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.

                 (a) The Company covenants and agrees with the several Underwriters that:

                 (i) The Company shall: (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                 (ii)     The Company shall advise the Representative promptly:
(A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if any is issued.

                 (iii) The Company shall cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                 (iv) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

                 (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                 (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                 (vii) The Company shall: (A) deliver to its stockholders annual reports containing financial statements audited by its independent accountants and, for a reasonable period, not less than five years, quarterly reports concerning unaudited financial information for each of the first three quarters of each fiscal year, and (B) for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange or the NASD pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                 (viii) Except with the prior written consent of the Representative, no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock will be made for a period of ninety (90) days after the effective date of this Registration Statement directly or indirectly, by the Company other than the sales of Common Stock covered by this Agreement and sales upon exercise of options outstanding, on the effective date, under the 1993 Stock Option Plan.

                 (ix) The Company shall use its best efforts to list subject to notice of issuance the Shares on the NASDAQ Stock Market and thereafter to maintain such listing.

                 (x) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                 (xi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

                 (xii) The Company shall maintain the currency of the prospectus forming a part of an effective registration statement, which may be the Registration Statement filed with respect to the Common Stock issuable upon exercise of the Representative's Warrants at all times during which any Warrant remains outstanding.

                 (xiii) The Company shall, if it commences to engage in any business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, provide the Department with notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (xiv) The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                 (xv) The Company shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                 (b) The Selling Stockholder covenants and agrees with the several Underwriters that:

                 (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 (ii) The Selling Stockholder shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.       COSTS AND EXPENSES.

                 (a) The Representative shall be entitled to receive from the Company, for itself alone and not as Representative of the Underwriters, a nonaccountable expense allowance equal to 2% of the aggregate public offering price of Shares sold to the Underwriters in connection with the offering. The Representative shall be entitled to withhold this allowance on the Closing Date with respect to all Shares delivered on the Closing Date (less $35,000 heretofore advanced against such amount that has heretofore been paid by the Company). In addition, the Representative shall be entitled to receive from the Company reimbursement for its accountable expenses to the extent that such expenses exceed the $35,000 heretofore advanced by the Company. If the public offering of the Shares is consummated, all amounts paid pursuant to the immediately preceding sentence shall be credited against the Representative's non-accountable expenses as provided in the first sentence of this paragraph
(a) of Section 5; provided, however, that the sums so paid shall be limited to an amount that would not increase the amount of non-accountable reimbursement otherwise payable under the aforesaid first sentence of this paragraph. If, for any reason, said public offering is not consummated, the Company shall reimburse the Representative for any further accountable expenses incurred in connection with the proposed offering; provided, however, in such event the total amount of expenses reimbursed by the Company pursuant to this paragraph shall not exceed $75,000. For purposes of this paragraph, the Representative shall be deemed to have incurred expenses when they are billed regardless of whether such expenses have been paid.

                 (b) In addition to the payment described in paragraph (a) of this Section 5, the Company shall pay all costs, expenses and fees incident to the performance of the obligations of the Company and Selling Stockholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the NASDAQ Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the NASDAQ Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws; provided, however, that the Selling Stockholder shall be responsible for the registration fee of the Securities and Exchange Commission and for the Blue Sky filing fees attributable to the shares being sold by him as well as for his pro rata share of the of the underwriting discount and expense allowance. To the extent, if at all, that the Selling Stockholder engages special legal counsel to represent him in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. Any transfer taxes imposed on the sale of the Firm Shares to the several Underwriters shall be paid by the Selling Stockholder. If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then, subject to the expense limitations set forth in

Paragraph (a) of this Section 5, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

                 The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, as the case may be, are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and Selling Stockholder of their covenants and obligations hereunder and to the following additional conditions:

                 (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all fillings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                 (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Freedman, Levy, Kroll & Simonds, counsel for the Company and the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                 (i) The Company has been duly organized and is validly existing as a corporation under the laws of the State Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. All outstanding shares of capital stock of every subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                 (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued and sold by the Company in compliance in all material respects with applicable securities laws; all of the securities of the Company conform to the description thereof contained in the Prospectus; the certificates for the Common Stock and Warrants of the Company, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock to be sold by the Company and the Selling Stockholder pursuant to this Agreement, including shares of Common Stock issuable upon exercise of the Warrants, have been duly authorized and are, or in the case of the Shares to be sold by the Company, will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement and the Registration Statement; and no preemptive rights of stockholders exist with respect to any of the Common Stock of the Company or the issue or sale thereof pursuant to any applicable statute or the provisions of the Company's Certificate of Incorporation or, to such counsel's knowledge, pursuant to any contractual obligation.

                 (iii) The Representative's Warrants have been authorized for issuance to the Representative and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Representative's Warrant filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representative's Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representative's Warrants, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representative's Warrants, and the securities to be issued upon their exercise, has been validly and sufficiently taken.

                 (iv) Except as described in the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any Common Stock or the right to have any shares of the Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                 (v) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                 (vi) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need not express an opinion as to the financial statements, schedules and statistical information therein).

                 (vii) The statements under the captions "Shares Eligible for Future Sale" and "Description of Capital Stock" in the Prospectus and in Items 14 and 15 of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, accurately summarize in all material respects the information called for with respect to such documents and matters.

                 (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                 (ix) Such counsel knows of no legal or governmental proceedings pending or threatened against the Company except as set forth in the Prospectus.

                 (x) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                 (xi) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                 (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need not express an opinion) except such as have been obtained or made, specifying the same.

                 (xiii) The Company is not, and will not become, as a result of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                 (xiv) Such counsel has reviewed the applicable provisions of the Hart-Scott-Rodino Act (the "HSR Act") and the Prospectus accurately describes the applicability thereof to future acquisitions by the Company.

                 (xv) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholder.

                 (xvi) To the best knowledge of such counsel, the Selling Stockholder has full legal right, power and authority, and any approvals required by law to sell, assign, transfer and deliver Shares to be sold by such Selling Stockholder have been obtained.

                 (xvii) The Custody Agreement executed and delivered by the Selling Stockholder is valid and binding and enforceable against such Stockholder in accordance with its terms.

                 (xviii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Firm Shares being sold by the Selling Stockholder on the Closing Date free and clear of all liens, encumbrances, equities and claims.

                          In rendering such opinion, such counsel may rely as
to matters governed by the laws of states other than Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the opinion of Freedman, Levy, Kroll and Simonds shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statements, Freedman, Levy, Kroll and Simonds may state that their belief is based upon the procedures set forth therein (which procedures shall be reasonably acceptable to the Representative and counsel for the Underwriters) but is otherwise without independent check and verification.

                 (c) The Representative shall have received from Wells, Moore, Simmons & Neeld its opinion that: (i) the Company has been duly organized and is validly existing as a corporation under the laws of the State Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification or in which the failure to qualify would have a materially adverse effect upon the business of the Company, all outstanding shares of capital stock of every subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) the Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued and sold by the Company in compliance in all material respects with applicable securities laws; all of the securities of the Company conform to the description thereof contained in the Prospectus; the certificates for the Common Stock and Warrants of the Company, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock to be sold by the Company and the Selling Stockholder pursuant to this Agreement, including shares of Common Stock issuable upon exercise of the Warrants, have been duly authorized and are, or in the case of the Shares to be sold by the Company, will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement and the Registration Statement; and no preemptive rights of stockholders exist with respect to any of the Common Stock of the Company or the issue or sale thereof pursuant to any applicable statute or the provisions of the Company's Certificate of Incorporation or, to such counsel's knowledge, pursuant to any contractual obligation. Such opinion shall expressly state that it can be relied upon by Freedman, Levy, Kroll and Simonds, by Morse, Zelnick, Rose & Lander, LLP and by the Underwriters.

                 (d) The Representative shall have received from Morse, Zelnick, Rose & Lander, LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i), (v) and (vi) of paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that: (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading (except that such counsel need not express any view as to financial statements, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                 (e) The Representative shall have received at or prior to the Closing Date from Morse, Zelnick, Rose & Lander, LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

                 (f) The Representative, on behalf of the several Underwriters, shall have received, on the Closing Date and on the Option Closing Date, as the case may be, a letter dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form and in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                 (g) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, such officer represents as follows:

                          (i)     The Registration Statement has become
effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to the best of his knowledge, contemplated by the Commission;

                          (ii)    The representations and warranties of the
Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                          (iii)   All filings required to have been made
pursuant to Rules 424 or 430A under the Act have been made;

                          (iv)    He has carefully examined the Registration
Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been set forth in such supplement or amendment; and

                          (v)     Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company whether or not arising in the ordinary course of business.

                 (h) The Company and the Selling Stockholder shall have furnished to the Representative such further documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

                 (i) The Firm Shares and the Option Shares have been approved for designation upon notice of issuance on the NASDAQ Stock Market.

                 (j) The Lockup Agreements described in Section 1(a)(xxiv) shall have been executed and delivered and shall be in full force and effect.

                 (k) The Common Stock shall have been approved for inclusion, subject to official notice of issuance, in the NASDAQ National Market.

                 The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Morse, Zelnick, Rose & Lander, LLP, counsel for the Underwriters.

                 If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Stockholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company, the Selling Stockholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Section 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                 The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.

                 (a) The Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse each Underwriter and each such controlling person in accordance with Section 8(c) for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that: (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof, or
(ii) with respect to the Preliminary Prospectus, any such loss, claim damage or liability of such Underwriter relates to the failure of such Underwriter to deliver a copy of the Prospectus at, or prior to, the confirmation of the sale of the Shares to the person alleging such loss, claim, damage or liability, where the alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have. In no event, however, shall the liability of the Selling Stockholder for indemnification under this Section 8(a) exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering.

                 (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, and only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof or,
(ii) with respect to the Preliminary Prospectus, any such loss, claim, damage or liability relates to the failure of such Underwriter to deliver a copy of the Prospectus at, or prior to, the confirmation of the sale of the Shares to the person alleging such loss, claim, damage or liability, where the alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder, respectively, bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d): (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation, and (iii) the Selling Stockholder shall not be required to contribute any amount in excess of the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                 (f) Any losses, claims, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, the Selling Stockholder or any persons controlling the Company or Selling Stockholder within the meaning of the Act, (ii) acceptance of any Shares and payment therefor hereunder, or (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be bound by and entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.       DEFAULT BY UNDERWRITERS.

                 If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholder), the Representative shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholder upon the terms set forth herein such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Options Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur equals or exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or the Representative shall have the right, by written notice given as to the Firm Shares if the default relates to the Firm Shares, or as to the Option Shares if the default relates to the Option Shares, within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholder, except for expenses to be paid by the Company under Section 5 hereof and except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.

                 All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

         if to the Representative or the Underwriters:

                                           Paulson Investment Company, Inc.
                                           811 SW Front Avenue
                                           Portland, Oregon 97204
                                           Attention:  Chester L.F. Paulson
         with a copy to:

                                           Morse, Zelnick, Rose & Lander, LLP
                                           450 Park Avenue
                                           New York, New York 10022
                                           Attention: Stephen A. Zelnick, Esq.

         if to the Company
         or the Selling Stockholder to:
                                           Cal-Maine Foods, Inc.,
                                           3320 Woodrow Wilson Drive
                                           Jackson, Mississippi 39207
                                           Attention: Fred R. Adams, Jr.

         with a copy to:                   Freedman, Levy, Kroll & Simonds
                                           1050 Connecticut Avenue, N.W.
                                           Suite 825
                                           Washington, D.C. 20036
                                           Attention: Peter E. Panarites, Esq.

11.      TERMINATION.

                 This Agreement may be terminated by the Representative by notice to the Company as follows:

                 (a) at any time prior to the earlier of (i) the time the Shares are released by the Representative for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

                 (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representative's judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission, (iv) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative's opinion materially and adversely or may materially and adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by United States or New York State authorities; (vii) the suspension of trading of the Common Stock by the Commission or the NASD on the Nasdaq National Market, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative's opinion has a material adverse effect on the securities markets in the United States; or

                 (c)      as provided in Sections 6 and 9 of this Agreement.

12.      SUCCESSORS.

                 This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS.

                 The Company, the Selling Stockholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS.

                 The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of: (a) any termination of this Agreement (b) any investigation made by or on behalf of any Underwriter or controlling person thereof or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon. All disputes relating to this Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

                 If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

                [balance of this page intentionally left blank]

                 Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                                   Very truly yours,


                                                            CAL-MAINE FOODS, INC.



                                                            by:
                                                               ---------------------------------
                                                            Fred R. Adams, Jr.
                                                            Chairman and Chief Executive Officer

                                                            ------------------------------------
                                                            Fred R. Adams, Jr.
                                                            Selling Stockholder

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

PAULSON INVESTMENT COMPANY, INC.

As Representative of the several
Underwriters listed on Schedule I


by:
   ---------------------------
      Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS



                                                                                        Number of Shares
                        Underwriter                                                     to be Purchased(1)
                        -----------                                                     ----------------
             Paulson Investment Company, Inc.
             --------------------------------





                              Total                                                               2,500,000





--------------------

(1) Subject to pro rata increase in the event that the Option Shares are purchased as provided in Section 2(e)